EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2005, appearing in the Annual Report on Form 10-K filed March 16, 2005 and Form 10-K/A filed May 2, 2005 of Diodes Incorporated for the year ended December 31, 2004.

/s/ Moss Adams LLP

Moss Adams LLP
Los Angeles, California
May 11, 2005